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                                                                   EXHIBIT 10.15



                                                                  March 31, 2003



                              Metris Companies Inc.
                           Term Loan Commitment Letter



Metris Companies Inc.
10900 Wayzata Boulevard
Minnetonka, MN  55305

Attention:    John A. Witham


Ladies and Gentlemen:

         You have advised Thomas H. Lee Equity Fund IV, L.P. that Metris Companies Inc., a Delaware corporation (the "Borrower"), intends to refinance its existing $270,000,000 term loan and revolving credit facility, dated as of July 21, 2000, as amended. In that connection, you have requested that Thomas H. Lee Equity Fund IV, L.P. and certain of its affiliates (collectively, "THL") commit to provide a term loan in an aggregate amount of $125,000,000 (the "Credit Facility"). THL has access to funds sufficient to fund the term loans under the Credit Facility.

         THL is pleased to advise you of its commitment to provide the entire amount of the Credit Facility, directly or through one or more of its affiliates, upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and as agreed to in a Summary of Terms and Conditions (the "Term Sheet"). As consideration for THL's commitment hereunder, you agree to pay to THL the nonrefundable commitment fee set forth in the Term Sheet.

         The Borrower shall have the right but not the obligation to solicit offers from other persons and entities in lieu of the Credit Facility through May 30, 2003. The Borrower may terminate this commitment upon notice to the THL, whereupon THL shall be entitled to retain the nonrefundable commitment fee described in the Term Sheet.

         THL's commitment hereunder is subject to (a) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (b) the negotiation, execution and delivery on or before June 30, 2003 of definitive documentation with respect to the Credit Facility satisfactory to THL, (c) there shall not have been after the date hereof a material escalation of hostilities involving the United States, or the occurrence of any other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions in the United States or elsewhere, in any such case, which, in the reasonable judgment

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of THL exercised in good faith, has had or could reasonably be expected to have a material adverse effect on the financial markets in the United States and (d) the other conditions set forth or referred to in the Term Sheet.

         You agree (a) to indemnify and hold harmless THL, its affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facility, the use of the proceeds thereof, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person; provided, however, that the Borrower will only be liable for the fees of a single firm which shall act as common counsel for the indemnified persons, except in the case where (i) an indemnified person reasonably determines based on the written advice of legal counsel (a copy of which shall be provided to the Borrower), in its judgment that having common counsel would present such counsel with a conflict of interest, (ii) an indemnified person reasonably concludes that there may be legal defenses available to it that are different form or in addition to those available to other indemnified persons, or (iii) defense of any action or proceeding is not assumed by the Borrower, and (b) to reimburse THL and its affiliates on demand for all reasonable out-of-pocket expenses (including reasonable due diligence expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Credit Facility and any related documentation (including this Commitment Letter, the Term Sheet and the definitive financing documentation). No indemnified person shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Credit Facility. Your obligations under this paragraph shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Credit Facility upon the effectiveness thereof.

         This Commitment Letter shall not be assignable by you without the prior written consent of THL (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and THL. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter is the only agreement that has been entered into among us with respect to the Credit Facility and sets forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

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         This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Term Sheet nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except
(a) to your officers, employees agents, advisors and independent accountants who are directly involved in the consideration of this matter, (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us as promptly as possible and in any event in advance thereof), or (c) in connection with any filing Form 10K or 8K filing with the Securities and Exchange Commission (the "SEC") or any other filings or disclosure required by any regulatory authority or agency having jurisdiction over any of the Borrower or its subsidiaries. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein (the "Confidentiality Obligations"), as they relate to the proposed Credit Facility and related transactions, shall not apply to the "structure or tax aspects" (as that phrase is used in Section 1.6011-4T(a)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulation") promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of the proposed transaction; provided, however, that the Confidentiality Obligations nevertheless shall apply at a given time to any and all items of information not required to be freely disclosable at such time in order for the proposed transaction not to be treated as "offered under conditions of confidentiality" within the meaning of the Confidentiality Regulation.

         The commitment fee, reimbursement, indemnification and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or THL's commitment hereunder; provided, that your obligations under this Commitment Letter, other than those arising under the fourth and sixth paragraphs hereof, shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Credit Facility upon the effectiveness thereof.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 12:00 p.m., New York City time, on March 31, 2003. THL's commitment herein will expire at such time in the event THL has not received such executed counterparts in accordance with the immediately preceding sentence.


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         THL is pleased to have been given the opportunity to assist you in connection with this important financing.

                                           Very truly yours,


                                           THOMAS H. LEE EQUITY FUND IV, L.P.


                                           By: THL EQUITY ADVISORS IV, LLC
                                                    Its General Partner

                                           By: THOMAS H. LEE PARTNERS, L.P.
                                                    Its Managing Member

                                           By: THOMAS H. LEE ADVISORS, LLC
                                                    Its General Partner


                                           By:  /s/  THOMAS M. HAGERTY
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Accepted and agreed to as of the date first written above by:

METRIS COMPANIES INC.


By:      /s/   JOHN A. WITHAM
   ----------------------------------------------
     Name:  John A. Witham
     Title: Executive Vice President and
            Chief Financial Officer


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